EXHIBIT 5

                               November 12, 1996



Whitman Education Group, Inc.
4400 Biscayne Boulevard, 6th Floor
Miami, Florida  33137

    Re: Whitman Education Group, Inc. (the "Company")-Form S-8 Registration
        Statement

Dear Ladies and Gentlemen:

    The undersigned is Vice President - Legal Affairs and General Counsel of Whitman Education Group, Inc., a New Jersey coporation, and is therefore familiar with the books and records of the Corporation. The undersigned has participated in the registration of 1,500,000 shares of the Company's common stock, no par value, on Form S-8 (the "Registration Statement") to be offered pursuant to the terms of the Whitman Education Group, Inc. 1996 Stock Option Plan (the "1996 Plan").

    Based upon and subject to the foregoing, I am of the opinion that the shares, when issued and delivered pursuant to the terms of the 1996 Plan, will be validly issued, fully paid and non-assessable.

                             Very truly yours,



                             /s/_____________________________
                             RICHARD B. SALZMAN
                             Vice President - Legal Affairs and General Counsel

RBS/nca